                          CERTIFICATE OF INCORPORATION

                                       OF

                              FLEXIWARE CORPORATION


      FIRST.  The name of the Corporation is:

                              Flexiware Corporation

      SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000,000 shares of Common Stock, $.01 par value per share.

      The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      FIFTH. The name and mailing address of the sole incorporator are as follows:

            NAME                                MAILING ADDRESS

      Jennifer V. Cheng                         173B Allyn Road
                                                Goshen, CT 06756

      SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

      1. Election of directors need not be by written ballot.

      2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

      SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      EIGHTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      NINTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

      Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

      The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

      The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

      TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

      EXECUTED at Goshen, Connecticut, on the 4th day of November, 1993.



                                            /s/ Jennifer V. Cheng
                                            -----------------------------
                                            Jennifer V. Cheng

                              CERTIFICATE OF MERGER

                                       OF

                              FLEXIWARE CORPORATION
                           (a Connecticut corporation)

                                      INTO

                              FLEXIWARE CORPORATION
                            (a Delaware corporation)



      FlexiWare Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

            Name                               State of Incorporation

      FlexiWare Corporation                           Connecticut
      FlexiWare Corporation                           Delaware

      SECOND: That a Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the surviving corporation of the merger is FlexiWare Corporation.

      FOURTH: That the Certificate of Incorporation of FlexiWare Corporation, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

      FIFTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is One Research Drive, Shelton, Connecticut 06484.

      SIXTH: That a copy of the Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

      SEVENTH: That this Certificate of Merger shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

      EIGHTH: FlexiWare Corporation, a Connecticut corporation, is authorized to issue 100,000 shares of Common Stock, no par value per share.

      IN WITNESS WHEREOF, FlexiWare Corporation has caused this Certificate to be executed by its Chairman and attested by its Secretary this 4th day of November, 1993.



                                          FLEXIWARE CORPORATION
                                          (a Delaware corporation)



                                          By:  /s/ Stefan R. Bothe
                                               ------------------------------
                                               Chairman

Dated:  November 4, 1993


ATTEST


 /s/ Jennifer V. Cheng
-------------------------------
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              FLEXIWARE CORPORATION



                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

      FLEXIWARE CORPORATION (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By written action of the Board of Directors of the Corporation in lieu of a meeting, resolutions were duly adopted, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:    That the first paragraph of Article FOURTH of the Certificate of
             Incorporation of the Corporation be and hereby is amended by deleting such paragraph in its entirety and by inserting the following in lieu thereof:

             "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million five hundred thousand (1,500,000) shares of Common Stock, $.01 par value per share."

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman and attested to by its Secretary this 22nd day of December, 1993.



                                          FLEXIWARE CORPORATION



                                          By:  /s/ Stefan R. Bothe
                                               ---------------------------
                                               Chairman


ATTEST:



/s/ Jennifer V. Cheng
-----------------------
            Secretary

   [Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              FLEXIWARE CORPORATION
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware


      FlexiWare Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

      RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following Article FOURTH be and hereby is inserted in lieu thereof:

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 2,625,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of which 2,625,000 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

      2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

            The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.


B. SERIES A CONVERTIBLE PREFERRED STOCK.

      The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series A Preferred Stock shall be as follows:

      1. Dividends.

            (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends of $.0812 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. The right to receive dividends on Series A Preferred Stock shall be non-cumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series A Preferred Stock in any prior year.

            (b) The Corporation shall not declare or pay any dividends or other distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received a dividend at the rate specified in Subsection 1(a) above. After payment of any dividends or distributions to holders of Series A Preferred Stock as specified in such Subsection 1(a), the Board of Directors of the Corporation may declare and pay dividends or other distributions on the Common Stock from funds legally available therefor; provided, however, that the holders of Series A Preferred Stock shall be entitled to receive concurrently a dividend or other distribution on each outstanding share of Series A Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividend or other distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

            (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

            (d) Notwithstanding the provisions of this Section 1, the Board of Directors shall not declare or pay any dividends or other distributions on shares of Series A Preferred Stock or Common Stock if and for so long as the Corporation is in a Financial Crisis, as such term is defined in Subsection 3(d) below.

      2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $1.16 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

            (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed (i) first, among the holders of shares of Series A Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares) until the holders of Series A Preferred Stock shall have received an amount equal to $2.32 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); (ii) second, among the holders of shares of Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares) until the holders of Common Stock and any other such class or series of stock shall have received an amount equal to $2.32 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); and (iii) third, among the holders of shares of Series A Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

            (c) In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all the assets of the Corporation, if the holders of at least 51% of the then outstanding shares of Series A Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Series A Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A Preferred Stock in order to assist them in determining whether to make such an election. If the holders of the Series A Preferred Stock make such an election, the Corporation shall use its best efforts to amend the agreement or plan of merger or consolidation to adjust the rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property to give effect to such election. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation or, in the case of securities, as set forth in Subsection 2(d) below. If no notice of the election permitted by this Subsection (c) is given, the provisions of Subsection 4(h) shall apply.

            (d) Any securities requiring valuation as noted in Subsection 2(c) above shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                        (a) If traded on a securities exchange or through Nasdaq-NNM, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the closing;

                        (b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

                        (c) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (a), (b) or (c) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

      3. Voting.

            (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsections 3(b), 3(c) or 3(d) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) Subject to the provisions of Subsection 3(d) below, the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (such director and any additional directors elected or to be elected pursuant to Subsection 3(d) below shall be individually referred to as a "Series A Director" and collectively referred to as the "Series A Directors"). At any meeting (or written action of stockholders in lieu of a meeting) held for the purpose of electing Series A Directors, each share of Series A Preferred Stock shall be entitled to the number of votes specified in Subsection 3(a) above, and the presence in person or by proxy (or by written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of Series A Directors. A vacancy in any Series A Directorship shall be filled only by vote at a meeting or by written consent of the holders of the Series A Preferred Stock.

            (c) In addition to any other rights provided by law, so long as at least 500,000 shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred
Stock:

                  (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock;

                  (ii) Increase the authorized number of shares of Series A Preferred Stock;

                  (iii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series A Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

                  (iv) Merge or consolidate into or with any other corporation or other entity or sell all or substantially all of the Corporation's assets; or

                  (v) Effect a reclassification or recapitalization of the outstanding capital stock of the Corporation.

            (d) If, prior to the earlier of (i) the Mandatory Conversion Date (as defined in Subsection 5(a) below) or (ii) February 7, 1996, the Corporation has a Financial Crisis (as defined in Subsection 3(e) below), the management of the Corporation shall present, within ten days of the commencement of the Financial Crisis, a plan (the "Plan") to the Board of Directors of the Corporation to alleviate such Crisis. If all the members of the Board of Directors then in office do not unanimously approve the Plan, or the Plan is not presented to the Board of Directors within ten days of the commencement of the Financial Crisis, (i) as of the close of business of such tenth day, the number of Series A Directors (and the number of directors of the Corporation) shall automatically increase by such number of additional directors as, when added to the number one, would constitute a majority of the Board. The vacancies so created shall be filled by the Series A Director elected pursuant to Subsection 3(b). If, for any reason, such vacancies are not so filled, the holders of shares of Series A Preferred Stock (voting separately as a class) shall be entitled to fill such vacancies at a meeting or by written consent of the holders of Series A Preferred Stock. The right of the holders of shares of Series A Preferred Stock to elect such additional Series A Directors shall terminate when the Financial Crisis terminates. The terms of office of all Series A Directors elected pursuant to this Subsection 3(d) shall terminate immediately upon the termination of the right to elect such additional Series A Directors, and the number of Series A Directors shall automatically thereupon be reduced to one.

      The foregoing right of the holders of shares of Series A Preferred Stock with respect to the election of directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of shares of Series A Preferred Stock more than ten days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within two days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock to be held within ten days after the delivery of such request for the purpose of electing such additional Series A Directors.

      The holders of shares of Series A Preferred Stock voting as a class shall have the right to remove without cause at any time and replace any Series A Directors.

      Notwithstanding the foregoing provisions of this Subsection 3(d), if (i) any member of the Board of Directors other than the Series A Director elected pursuant to Subsection 3(b), holds, or represents a holder of, not less than 500,000 shares of Series A Preferred Stock, and (ii) a Plan to alleviate a Financial Crisis is proposed before the Board of Directors as provided in paragraph (d), the vote of all but one director shall be sufficient to approve the Plan.

            (e) The Corporation shall be deemed to be in a "Financial Crisis" for purposes of this Certificate of Incorporation when and if (i) the sum of the Corporation's cash, amounts available under lines of credit with its banks or other financial institutions and accounts receivable of not more than 90 days' duration, reduced by any amounts owed under notes payable to holders of Series A Preferred Stock ("Net Liquid Assets"), is less than the Corporation's average monthly operating loss (as calculated by averaging, on a rolling basis, the monthly operating loss of the previous three months) or (ii) the Corporation files for bankruptcy or defaults under debt instruments under which the Corporation has a material amount of indebtedness outstanding and which defaults are not being contested in good faith by the Corporation. The Corporation shall no longer be in a Financial Crisis when it has Net Liquid Assets in excess of the average monthly operating loss (in the case of (i) above) or cures, to the satisfaction of its creditors, any default enumerated in (ii) above.

      4. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.16 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $1.16. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

      In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

            (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

            (c) Mechanics of Conversion.

                  (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A

Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                  (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared or accrued but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                  (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after February 8, 1994 (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the Series A Preferred Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Series A Preferred Stock, the Conversion Price then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of
            shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

            (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series A Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

            (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

            (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2(c)), each share of Series A Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

            (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

            (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

            (k) Notice of Record Date. In the event:

                  (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                  (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

            (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

            (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

      5. Mandatory Conversion.

            (a) Upon the closing of the Corporation's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under the caption "Series A Convertible Preferred Stock", and all references to the Series A Preferred Stock, shall be deleted and shall be of no further force or effect.

            (b) All holders of record of shares of Series A Preferred Stock will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Mandatory Conversion Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman and attested by its Secretary this 7th day of February, 1994.

                                          FLEXIWARE CORPORATION


                                          By: /s/ Stefan R. Bothe
                                              --------------------------
                                                      Chairman

ATTEST:


/s/ Jennifer V.  Cheng
----------------------------
            Secretary

[Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              FLEXIWARE CORPORATION
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State Of Delaware

      FlexiWare Corporation (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

      RESOLVED: That Section B(3) of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following Section B(3) be and hereby is inserted in lieu thereof:

       3. Voting.

            (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsections 3(b), 3(c) or 3(d) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) Subject to the provisions of Subsection 3(d) below, the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (such directors and any additional directors elected or to be elected pursuant to Subsection 3(d) below shall be individually referred to as a "Series A Director" and collectively referred to as the "Series A Directors"). At any meeting (or written action of stockholders in lieu of a meeting) held for the purpose of electing Series A Directors, each share of Series A Preferred Stock shall be entitled to the number of votes specified in Subsection 3(a) above, and the presence in person or by proxy (or by written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of Series A Directors. A vacancy in any Series A Directorship shall be filled only by vote at a meeting or by written consent of the holders of the Series A Preferred Stock.

            (c) In addition to any other rights provided by law, so long as at least 500,000 shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock:

                  (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock;

                  (ii) Increase the authorized number of shares of Series A Preferred Stock;

                  (iii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series A Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

                  (iv) Merge or consolidate into or with any other corporation or other entity or sell all or substantially all of the Corporation's assets; or

                  (v) Effect a reclassification or recapitalization of the outstanding capital stock of the Corporation.

            (d) If, prior to the earlier of (i) the Mandatory Conversion Date (as defined in Subsection 5(a) below) or (ii) February 7, 1996, the Corporation has a Financial Crisis (as defined in Subsection 3(e) below), the management of the Corporation shall present, within ten days of the commencement of the Financial Crisis, a plan (the "Plan") to the Board of Directors of the Corporation to alleviate such Crisis. If all the members of the Board of Directors then in office do not unanimously approve the Plan, or the Plan is not presented to the Board of Directors within ten days of the commencement of the Financial Crisis, (i) as of the close of business of such tenth day, the number of Series A Directors (and the number of directors of the Corporation) shall automatically increase by such number of additional directors as, when added to the number two, would constitute a majority of the Board. The vacancies so created shall be filled by the Series A Directors elected pursuant to Subsection 3(b). If, for any reason, such vacancies are not so filled, the holders of shares of Series A Preferred Stock (voting separately as a class) shall be entitled to fill such vacancies by a written consent of the holders of Series A Preferred Stock or at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such Financial Crisis remains in effect. Thereafter, at any meeting of the stockholders of the Corporation (or in any written consent used for such purpose) during the period such Financial Crisis remains in effect, the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect that number of directors of the Corporation as shall constitute a majority of the number of directors of the Corporation then authorized. At any meeting (or written action of stockholders in lieu of a meeting) held for the purpose of electing directors, each share of Series A Preferred Stock shall be entitled to the number of votes specified in Subsection 3(a) above, and the presence in person or by proxy (or by written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Preferred Stock shall be filled only by vote at a meeting or by written consent of the holders of the Series A Preferred Stock.

      The right of the holders of shares of Series A Preferred Stock to elect such additional Series A Directors shall terminate when the Financial Crisis terminates. The terms of office of all Series A Directors elected pursuant to this Subsection 3(d) shall terminate immediately upon the termination of the right to elect such additional

Series A Directors, and the number of Series A Directors shall automatically thereupon be reduced to two.

      The foregoing right of the holders of shares of Series A Preferred Stock with respect to the election of directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of shares of Series A Preferred Stock more than ten days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within two days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock to be held within ten days after the delivery of such request for the purpose of electing such additional Series A Directors.

      The holders of shares of Series A Preferred Stock voting as a class shall have the right to remove without cause at any time and replace any Series A Directors.

      Notwithstanding the foregoing provisions of this Subsection 3(d), if (i) any member of the Board of Directors other than the Series A Directors elected pursuant to Subsection 3(b), holds, or represents a holder of, not less than 500,000 shares of Series A Preferred Stock, and (ii) a Plan to alleviate a Financial Crisis is proposed before the Board of Directors as provided in paragraph (d), the vote of all but one director shall be sufficient to approve the Plan.

            (e) The Corporation shall be deemed to be in a "Financial Crisis" for purposes of this Certificate of Incorporation when and if (i) the sum of the Corporation's cash, amounts available under lines of credit with its banks or other financial institutions and accounts receivable of not more than 90 days' duration, reduced by any amounts owed under notes payable to holders of Series A Preferred Stock ("Net Liquid Assets"), is less than the Corporation's average monthly operating loss (as calculated by averaging, on a rolling basis, the monthly operating loss of the previous three months) or (ii) the Corporation files for bankruptcy or defaults under debt instruments under which the Corporation has a material amount of indebtedness outstanding and which defaults are not being contested in good faith by the Corporation. The Corporation shall no longer be in a Financial Crisis when it has Net Liquid Assets in excess of the average monthly operating loss (in the case of (i) above) or cures, to the satisfaction of its creditors, any default enumerated in (ii) above.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman and attested by its Secretary this 7th day of March, 1994.


                                          FLEXIWARE CORPORATION



                                          By:  /s/ Stefan R. Bothe
                                               -------------------------
                                                      Chairman


ATTEST:


/s/ Jennifer V. Cheng
------------------------
            Secretary

[Corporate Seal]

                              FLEXIWARE CORPORATION


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

Stefan R. Bothe and Brian A. Marks, Ph.D. certify:

1. That they are the Chief Executive Officer and Secretary, respectively, of FlexiWare Corporation, a Delaware corporation;

2. That (i) the directors acting in accordance with Section 141 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 28th day of June, 1994; and (ii) the shareholders acting in accordance with Sections 228 and 242 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 1st day of July, 1994; the following resolutions:

      RESOLVED:   That (i) Article FIRST of the Certificate of Incorporation of
                  the Corporation be and hereby is deleted in its entirety and that the following be and hereby is inserted in lieu thereof:

                  "FIRST: The name of the Corporation is: FlexiInternational Software, Inc." and

                  (ii) that the first paragraph of Article FOURTH of the Certificate of incorporation of the Corporation be and hereby is deleted in its entirety and that the following paragraph be and hereby is inserted in lieu thereof:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 2,840,517 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of which 2,840,517 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock")."


IN WITNESS WHEREOF, we have hereunder subscribed our names and affixed the seal of the Corporation this 1st day of July, 1994.



/s/ Stefan R. Bothe                       /s/ Brian A. Marks
--------------------------                -------------------------
Stefan R. Bothe                           Brian A. Marks, Ph.D.
Chief Executive Officer                   Secretary

                        FLEXIINTERNATIONAL SOFTWARE, INC.


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION



Stefan R. Bothe and Brian A. Marks, Ph.D. certify:


1. That they are the Chief Executive Officer and Secretary, respectively, of FlexiInternational Software, Inc., a Delaware corporation;

2. That (i) the directors acting in accordance with Section 141 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 21st day of November, 1994; and (ii) the shareholders acting in accordance with Sections 228 and 242 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 21st day of November, 1994; the following resolutions:

             RESOLVED: That (i) that the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following paragraph be and hereby is inserted in lieu thereof:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,252,500 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 2,840,517 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of which 2,840,517 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock")."


IN WITNESS WHEREOF, we have hereunder subscribed our names and affixed the seal of the Corporation this 11 January 1995.



/s/ Stefan R. Bothe                            /s/ Brian A. Marks
-----------------------------                  -----------------------------
Stefan R. Bothe                                Brian A. Marks, Ph.D.
Chief Executive Officer                        Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        FLEXIINTERNATIONAL SOFTWARE, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware


      FlexiInternational Software, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

      RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following Article FOURTH be and hereby is inserted in lieu thereof:

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 15,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,528,517 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of which 2,840,517 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 2,688,000 shares are hereby designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock").

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class or series of capital stock of the Corporation.

A. COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

      2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available there for as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.


B. SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK.

      The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series A Preferred Stock and the Series B Preferred Stock shall be as follows:

      1. Dividends.

            (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends of $.0812 per share per annum and the holders of Series B

Preferred Stock shall be entitled to receive dividends of $.105 per annum (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. The rights to receive dividends on Series A Preferred Stock and Series B Preferred Stock shall be non-cumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series A Preferred Stock or the Series B Preferred Stock in any prior year.

            (b) The Corporation shall not declare or pay any dividends or other distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock and Series B Preferred Stock then outstanding shall have first received dividends at the respective rates specified in Subsection 1(a) above. After payment of any dividends or distributions to holders of Series A Preferred Stock and Series B Preferred Stock as specified in such Subsection 1(a), the Board of Directors of the Corporation may declare and pay dividends or other distributions on the Common Stock from funds legally available therefor; provided, however, that the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive concurrently a dividend or other distribution on each outstanding share of Series A Preferred Stock and Series B Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividend or other distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is then convertible.

            (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

      2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock then outstanding as follows:

                  (i) first, pro rata based on Common Equivalent Shares to the holders of shares of Series A Preferred Stock and Series B Preferred Stock, in the proportion which the number of shares of Series A Preferred Stock then outstanding multiplied by $1.16 bears to the number of shares of Series B Preferred Stock then outstanding multiplied by $1.50, until the holders of Series A Preferred Stock have received a total of $1.16 per share plus any dividends declared but unpaid on such shares, and the holders of Series B Preferred Stock have received a total of $1.50 per share plus any dividends declared but unpaid on such shares;

                  (ii) second, pro rata based on Common Equivalent Shares to the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock then outstanding, in equal amount per Common Equivalent Share, until the holders of Series A Preferred Stock have received an aggregate of $2.32 per share of Series A Preferred Stock when taking into account both the amount distributed with respect to such share of Series A Preferred Stock pursuant to Section 2(a)(i) above and the amount distributed with respect to such share pursuant to this Section 2(a)(ii);

                  (iii) third, pro rata based on Common Equivalent Shares to the holders of Common Stock and Series B Preferred Stock then outstanding, in equal amounts per Common Equivalent Share, until the holders of Series B Preferred Stock have received an aggregate of $3.00 per share of Series B Preferred Stock when taking into account the amount distributed with respect to such share of Series B Preferred Stock pursuant to Section 2(a)(i) above, the amount distributed with respect to such share pursuant to Section 2(a)(ii) above and the amount distributed with respect to such share pursuant to this Section 2(a)(iii);

                  (iv) fourth, pro rata to the holders of Common Stock then outstanding until such holders have received an aggregate of $2.32 per share when taking into account the amount distributed with respect to such share of Common Stock pursuant to Section 2(a)(ii) above, the amount distributed with respect to such share pursuant to Section 2(a)(iii) above and the amount distributed with respect to such share pursuant to this Section 2(a)(iv);

                  (v) fifth, pro rata based on Common Equivalent Shares to the holders of Common Stock and Series A Preferred Stock then outstanding, in equal amounts per Common Equivalent Share, until the holders of Common Stock and Series A Preferred Stock have each received an aggregate of $3.00 per share of Common Stock or Series A Preferred Stock, as the case may be, when taking into account the amount distributed with respect to such share of Common Stock or Series A Preferred Stock, as the case may be, pursuant to Section 2(a)(i) above, the amount distributed with respect to each such share pursuant to Section 2(a)(ii) above, the amount distributed with respect to each such share pursuant to Section 2(a)(iii) above, the amount distributed with respect to each such share pursuant to Section

(a)(iv) above and the amount distributed with respect to each such share pursuant to this Section 2(a)(v); and

                  (vi) sixth, to the extent of all amounts remaining undistributed, pro rata based on Common Equivalent Shares to the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock.

                  In each case, appropriate adjustment shall be made to reflect any stock dividend, stock split, combination or other similar recapitalization affecting such shares. The term "Common Equivalent Share" shall mean, (i) in the case of Common Stock, the number of shares of Common Stock outstanding, (ii) in the case of Series A Preferred Stock, the number of shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock at the time of the particular distribution and (iii) in the case of Series B Preferred Stock, the number of shares of Common stock issuable upon conversion of outstanding Series B Preferred Stock at the time of the particular distribution.

            (b) In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all the assets of the Corporation, if the holders of at least 66% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, each voting separately as a class, so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) above. The Corporation shall promptly provide to the holders of shares of Series A Preferred Stock and Series B Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by such holders in order to assist them in determining whether to make such election. If the holders of the Series A Preferred Stock and the Series B Preferred Stock make such an election, the Corporation shall use its best efforts to amend the agreement or plan of merger or consolidation to adjust the rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property to give effect to such election. The amount deemed distributed to the holders of Series A Preferred Stock and the Series B Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation or, in the case of securities, as set forth in Subsection 2(c) below. If no notice of the election permitted by this Subsection (b) is given, the provisions of Subsection 4(i) shall apply.

            (c) Any securities requiring valuation as noted in Subsection 2(b) above shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                        (a) If traded on a securities exchange or through Nasdaq-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the closing;

                        (b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

                        (c) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least 66% of the voting power of all then outstanding shares of Series B Preferred Stock.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(a), (b) or (c) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least 66% of the voting power of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, each voting separately as a class.

      3. Voting.

            (a) Each holder of outstanding shares of Series A Preferred Stock and each holder of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsections 3(b) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) In addition to any other rights provided by law, so long as at least 500,000 shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of 66% of the then outstanding shares of Series A Preferred Stock, voting separately as a class:

                  (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock;

                  (ii) Increase the authorized number of shares of Preferred Stock;

                  (iii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series A Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

                  (iv) Merge or consolidate into or with any other corporation or other entity or sell all or substantially all of the Corporation's intellectual property or other assets;

                  (v) Effect a reclassification or recapitalization of the outstanding capital stock of the Corporation;

                  (vi) Redeem, purchase or otherwise acquire, directly or indirectly, any of the Company's equity securities other than securities issued pursuant to options granted pursuant to an incentive stock option plan of the Corporation; or

                  (vii) Fix the size of the Corporation's board of directors at any number other than seven or alter the composition of such board in any manner inconsistent with the provisions of the Stockholders Voting Agreement dated January 20, 1995 among the Corporation and the holders of its Preferred Stock, as such Agreement may be amended from time to time.

            (c) In addition to any other rights provided by law, so long as at least 500,000 shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of 66% of the then outstanding shares of Series B Preferred Stock, voting separately as a class:

                  (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would adversely affect the rights, preferences or privileges of the Series B Preferred Stock;

                  (ii) Increase the authorized number of shares of Preferred Stock;

                  (iii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series B Preferred Stock, or authorized or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series B Preferred Stock;

                  (iv) Merge or consolidate into or with any other corporation or other entity or sell all or substantially all of the Corporation's assets;

                  (v) Effect a reclassification or recapitalization of the outstanding capital stock of the Corporation;

                  (vi) Redeem, purchase or otherwise acquire, directly or indirectly, any of the Company's equity securities other than securities issued pursuant to options granted pursuant to an incentive stock option plan of the Corporation; or

                  (vii) Fix the size of the Corporation's board of directors at any number other than seven or alter the composition of such board in any manner inconsistent with the provisions of the Stockholders Voting Agreement dated January 20, 1995 among the Corporation and the holders of its Preferred Stock, as such Agreement may be amended from time to time.

      4. Optional Conversion. The holders of the Series A Preferred Stock and the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock and each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) in the case of the Series A Preferred Stock, by dividing $1.16 by the Series A Conversion Price (as defined below) in effect at the time of conversion and (ii) in the case of the Series B Preferred Stock, by dividing $1.50 by the Series B Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $1.16, and the "Series B Conversion Price" shall initially be $1.50. Each such initial Conversion Price, and the rate at which shares of Series A Preferred Stock and Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

      In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock and Series B Preferred Stock.

            (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock or the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

            (c) Mechanics of Conversion.

                  (i) In order for a holder of Series A Preferred Stock or Series B Preferred Stock to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock or Series B Preferred Stock at the office of the transfer agent for the Series A Preferred Stock or Series B Preferred Stock, as the case may be (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock or Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the

Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times when the Series A Preferred Stock or Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock or Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock and Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock or Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                  (iv) All shares of Series A Preferred Stock and Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange there for and payment of any dividends declared or accrued but unpaid thereon. Any shares of Series A Preferred stock or Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock or Series B Preferred Stock accordingly.

                  (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock or Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (vi) Notwithstanding any other provision hereof, if a conversion of Series A Preferred Stock or Series B Preferred Stock is to be made in connection with a public offering of Common Stock, the conversion of any shares of Series A Preferred Stock or Series B Preferred Stock may, at the election of the holder of such shares, be conditioned upon the consummation of such public offering in which case such conversion shall not be deemed to be effective until the consummation of such public offering.

            (d) Adjustments to Conversion Price for Diluting Issues:

                  (i) Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

                        (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in subsection 4(d)(i)(D)(IV) below.

                        (B) "Original Issue Date" shall mean the date on which a share of Series B Preferred Stock was first issued.

                        (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                        (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (I)   upon conversion of any Convertible
                                    Securities outstanding on the Original Issue
                                    Date, or upon exercise of any Options
                                    outstanding on the Original Issue Date;

                              (II) as a dividend or distribution on Series A Preferred Stock or Series B Preferred Stock;

                              (III) by reason of a dividend, stock split,
                                    split-up or other distribution on shares of Common

                                    Stock that is covered by Subsection 4(e) or 4(f) below; or

                              (IV) to employees or directors of, or consultants to, the Corporation pursuant to a plan adopted by the Board of Directors of the Corporation.

                  (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series A Preferred Stock or Series B Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 66% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, each acting separately as a class, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                  (iii) Issue of Securities Deemed Issue of Additional Shares of
                        Common Stock.

      If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common

Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (C) Upon the expiration or termination of any unexercised Option or any unexercised rights of conversion or exchange under any Convertible Security, the Conversion Price shall be readjusted to eliminate the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or such Convertible Security;

                        (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                        (E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

      In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 4(d) (iii) shall apply.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

      In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                  Notwithstanding the provisions of this Subsection 4(d)(iv), in the event the Corporation makes a Dilutive Issuance (as defined below), the adjustment to the Conversion Price of shares of Series A Preferred Stock and Series B Preferred Stock provided for in this Subsection 4(d)(iv) as a result of such Dilutive Issuance shall not be made with respect to shares of Series A Preferred Stock or Series B Preferred Stock held by a person or entity who was given the opportunity to purchase its Pro Rata Portion (as defined below) of such Dilutive Issuance (whether pursuant to a right of first refusal or otherwise), and who failed to purchase its Pro Rata Portion of such Dilutive Issuance. Each such holder shall be deemed to have waived (i) the reduction in the Conversion Price of such holder's shares of Series A Preferred Stock or Series B Preferred Stock that would have otherwise resulted pursuant to this Subsection 4(d)(iv) from such Dilutive Issuance, (ii) the right to receive, upon conversion of its Series A Preferred Stock or Series B Preferred Stock pursuant to this Section 4, any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price; and such waiver shall be binding upon any transferee of the shares of Series A Preferred Stock and Series B Preferred Stock held by such holder and (iii) the right to a reduction in the Conversion Price of such holder's shares of Series A Preferred Stock or Series B Preferred Stock pursuant to this Section 4(d)(iv) upon any subsequent Dilutive

Issuance. A "Dilutive Issuance" shall mean any issuance of Additional Shares of Common Stock that results (or would result, except for this paragraph) in a reduction in the Conversion Price pursuant to this Subsection 4(d)(iv). A holder's "Pro Rata Portion" of a Dilutive Issuance shall mean the number of Additional Shares of Common Stock issued in such Dilutive Issuance, multiplied by a fraction, the numerator of which is the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock (including the Series A Preferred Stock and Series B Preferred Stock) of the Corporation then held by such holder, and the denominator of which is the aggregate number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock (including the Series A Preferred Stock and Series B Preferred Stock) of the Corporation then outstanding. For purposes of this paragraph, the portion of a Dilutive Issuance purchased by a holder of Series A Preferred Stock or Series B Preferred Stock shall be deemed to include any portion of such Dilutive Issuance purchased by an "affiliate" (as defined in Rule 144 under the Securities Act of 1933, as amended) of such holder.

      All certificates representing shares of Series A Preferred Stock or Series B Preferred Stock shall have affixed thereto a legend substantially in the following form:

            "The shares represented by this certificate are convertible into shares of common stock at a rate which may vary among different stockholders of the corporation. Information concerning the conversion rate applicable to the shares represented by this certificate may be obtained from the Secretary of the corporation."

                  (v) Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (A) Cash and Property: Such consideration shall:

                              (I) insofar as it consists of cash, be computed at
the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                              (II) insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (III) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                        (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d) (iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (y) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 30 days, then the Series A Conversion Price and the Series B Conversion Price shall each be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

            (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price and the Series B Conversion Price then in effect immediately before that subdivision shall each be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the Series A Preferred Stock or the Series B Preferred Stock, the Series A Conversion Price and the Series B Conversion Price then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price and the Series B Conversion Price then in effect immediately before the combination shall each be proportionately increased. If the

Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, the Series A Conversion Price and the Series B Conversion Price then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price and the Series B Conversion Price then in effect shall each be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price and the Series B Conversion Price then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of
            shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price and the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price and the Series B Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock and Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock and Series B Preferred Stock had been converted into Common Stock on the date of such event.

            (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the

Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock and the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock and the Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock and the Series B Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock and the Series B Preferred Stock had been converted into Common Stock on the date of such event.

            (h) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock or Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock and each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock or Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

            (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2(c)), each share of Series A Preferred Stock and each share of Series B Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock or Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock and Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock and Series B Preferred Stock.

            (j) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.

            (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or the Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock or Series B Preferred Stock, as the case may be.

            (l) Notice of Record Date.  In the event:

                  (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                  (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock and Series B Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock and Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in
(B) below, a notice stating

            (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

            (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

      5. Mandatory Conversion.

            (a) Upon the closing of the Corporation's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price of not less than $3.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and resulting in at least $10,000,000 of gross proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock and Series B Preferred Stock, and all provisions included under the caption "Series A Preferred Stock and Series B

Convertible Preferred Stock", and all references to the Series A Preferred Stock and Series B Preferred Stock, shall be deleted and shall be of no further force or effect.

            (b) All holders of record of shares of Series A Preferred Stock and Series B Preferred Stock will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock and Series B Preferred Stock pursuant to this
Section 5. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock and Series B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock and Series B Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock and each holder of Series B Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section
5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock and Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock and Series B Preferred Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Mandatory Conversion Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock and Series B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (c) All certificates evidencing shares of Series A Preferred Stock and Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock and Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock and Series B Preferred Stock accordingly.

      6. Mandatory Redemption.

            (a) Irrespective of the provisions of Section 5, the Corporation shall, subject to the conditions set forth in Subsection 6(b) below, on January 20, 2000 and on the 17th day of each April, July, October and January thereafter until all amounts payable under this Section 6 have been paid in full (each such date being referred to hereinafter as a "Mandatory Redemption Date"), redeem from each holder of shares of Series A Preferred Stock, at a price equal to $1.16 per share, and from each holder of Series B Preferred Stock, at a price equal to $1.50 per share, plus in each case any dividends declared but unpaid thereon, and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the following respective portions of the number of shares of Series A Preferred Stock and Series B Preferred Stock held by such holder on the applicable Mandatory Redemption Date:

                                          Portion of Shares of Preferred
      Mandatory Redemption Date                Stock To Be Redeemed

      January 20, 2000                                12.5%
      April 20, 2000                                  14.29%
      July 20, 2000                                   16.67%
      October 20, 2000                                20.0%
      January 20, 2001                                25.0%
      April 20, 2001                                  33.3%
      July 20, 2001                                   50.0%
      October 20, 2001                    All outstanding shares of Series A and
                                          B Preferred Stock

            Notwithstanding the foregoing, no redemption shall be required with respect to Series A Preferred Stock if the holders of more than 66% of the then outstanding shares of Series A Preferred Stock waive such redemption obligation, or with respect to Series B Preferred Stock if the holders of more than 66% of the then outstanding shares of Series B Preferred Stock waive such redemption obligation.

            (b) The Corporation shall not, during any fiscal year, be required to pay more than 50% of its consolidated net cash flow, for the immediately preceding fiscal year to redeem shares of the Series A Preferred Stock and Series B Preferred Stock pursuant to Subsection 6(a) above. If the Corporation cannot by application of this Subsection (b) redeem all of the shares subject to mandatory redemption on a particular Mandatory Redemption Date, it shall redeem the maximum possible number of whole shares of Series A Preferred Stock and Series B Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock and Series B Preferred Stock which would be redeemed on such date if the Corporation were not prevented by this Subsection 6(b) from redeeming any shares. Notwithstanding the foregoing, the Corporation shall, subject to Subsection 6(c) below, be obligated to redeem 100% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock on January 20, 2005.

            (c) If the funds of the Corporation legally available for redemption of Series A Preferred Stock and Series B Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series A Preferred Stock and Series B Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Preferred Stock and Series B Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock and Series B Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available there for had been sufficient to redeem all shares of Series A Preferred Stock and Series B Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock and Series B Preferred Stock, such funds will be used, at the next succeeding Mandatory Redemption Date, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

            (d) The Corporation shall provide notice of any redemption of Series A Preferred Stock or Series B Preferred Stock pursuant to this Section 6 specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock or Series B Preferred Stock, as the case may be, at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all Series A Preferred Stock or Series B Preferred Stock owned by such holder is then to be redeemed, the notice will also specify the number of shares which are to be redeemed. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Series A Preferred Stock and Series B Preferred Stock specified therein (other than such shares of Series A Preferred Stock and Series B Preferred Stock as are duly converted pursuant to Section 4 prior to the close of business on the fifth full day preceding the Mandatory Redemption
Date). In case less than all Series A Preferred Stock and Series B Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this Section 6, a new certificate will be issued representing the unredeemed Series A Preferred Stock and Series B Preferred Stock without cost to the holder thereof.

            (e) Unless there shall have been a default in payment of the Mandatory Redemption Price, no share of Series A Preferred Stock or Series B Preferred Stock shall be entitled to any dividends declared after its Mandatory Redemption Date, and on such Mandatory Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

            (f) Any Series A Preferred Stock or Series B Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock or Series B Preferred Stock accordingly.

      7. Events of Noncompliance.

            (a) Definition. An Event of Noncompliance shall be deemed to have occurred if:

                  (i) the Corporation fails to make any redemption payment with respect to the Series B Preferred Stock which it is obligated to make under
Section 6(a), whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject and whether or not such payment is not required by virtue of Section 6(b);

                  (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Series B Preferred Stock Purchase Agreement dated as of January 20, 1995 by and among the Corporation and the investors named therein (the "Purchase Agreement"), provided that no Event of Noncompliance shall be deemed to have occurred under this subparagraph (ii) if the Corporation established that (a) the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the Corporation or any subsidiary, (b) the Corporation has exercised, and continues to exercise, best efforts to expeditiously cure the Event of Noncompliance (if cure is possible), (c) the Event of Noncompliance is not material to the financial condition, operating results, operations, assets or business prospects of the Corporation and its subsidiaries, taken as a whole, and (d) the Event of Noncompliance is not material to any holder's investment in the Series B Preferred Stock; or

                  (iii) to the best of the Corporation's knowledge, after reasonable inquiry, any representation or warranty made by the Corporation and contained in the Purchase Agreement is false or misleading in any material respect on the date made.

            (b) Consequences of Certain Events of Noncompliance

                  (i) If any Event of Noncompliance has occurred, the holder or holders of 66% of the Series B Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series B Preferred Stock owned by such holder or holders at a price of $3.00 per share, plus any dividends declared by unpaid thereon. The Corporation shall give prompt written notice of such election to the other holders of Series B Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series B Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series B Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                  (ii) If any Event of Noncompliance has occurred, the number of directors constituting the Corporation's board of directors will, at the request of more than 20% of the Series B Preferred Stock then outstanding, be increased by one member, and the holders of Series B Preferred Stock will have the special right, voting as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorship will constitute a separate class of directors, and the director elected by the holders of the Series B Preferred Stock will be entitled to cast a number of votes on each matter considered by the board of directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be case by all of the other directors plus one. The special right of the holders of Series B Preferred to elect a member of the board of directors may be exercised at the special meeting called pursuant to this subparagraph (ii), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

            At any time when such special right has vested in the holders of Series B Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holder of at least 20% of the Series B Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Series B Preferred Stock for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 20% of the Series B Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 20% of the Series B Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such holder so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 20% of the Series B Preferred Stock then outstanding. Any holder of Series B preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this paragraph.

            At any meeting or at any adjournment thereof at which the holders of Series B Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of at least 66% of the Series B Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of at least 66% of the Preferred Stock shall be required to elect or remove any such director.

            Any director so elected by the holders of Series B Preferred Stock shall continue to serve as a director until the expiration of the lesser of (a) a period of three months following the date on which there is not longer any Event of Noncompliance in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such three-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Events of Noncompliance giving rise to the special right to elect directors.

                  (iii) If any Event of Noncompliance exists, each holder of Series B Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman and attested by its Secretary this 20th day of January, 1995.

                                    FLEXIINTERNATIONAL SOFTWARE, INC.



                                    By:  /s/ Stefan R. Bothe
                                         -----------------------------------
                                                      Chairman

ATTEST:


/s/ Brian A. Marks, Ph.D.
----------------------------
      Secretary


[Corporate Seal]

                        FlexiInternational Software, Inc.

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION




Stefan R. Bothe and Brian A. Marks, Ph.D. certify;

1. That they are the Chief Executive Officer and Secretary, respectively, of FlexiInternational Software, Inc., a Delaware corporation;

2. That (i) the directors acting in accordance with Section 141 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 30th day of June 1995; and (ii) the shareholders acting in accordance with Sections 228 and 242 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 30th day of June, 1995; the following resolution:

             RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following paragraph be and hereby is inserted In lieu thereof:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 15,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,821,428 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), of which 2,840,517 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 2,980,911 shares are hereby designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock")."

      IN WITNESS WHEREOF, we have hereunder subscribed our names and affixed the seal of the Corporation this 12th day of July 1995.



/s/ Stefan R. Bothe                             /s/ Brian A. Marks, Ph.D
--------------------------------                --------------------------------
Stefan R. Bothe                                 Brian A. Marks
Chief Executive Officer                         Secretary

           CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR
               IN THE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
               INCORPORATION OF FLEXIINTERNATIONAL SOFTWARE, INC.
                FlLED IN THE OFFICE OF THE SECRETARY OF STATE OF
                            DELAWARE ON JULY 12, 1995


FlexiInternational Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").


DOES HEREBY CERTIFY:



1.    The name of the corporation is FlexiInternational Software, Inc.

2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on July 12, 1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: the shareholders of the Corporation did not unanimously adopt the resolution set forth in said Certificate.

4. The amendment to the first paragraph of Article FOURTH of the Certificate of Amendment of Certificate of Incorporation of the Corporation is hereby eliminated, and the Certificate of Amendment as filed July 12, 1995, is hereby rendered null and void.


IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its Secretary this 24th day of July, 1995.




/s/ Brian A. Marks, Ph.D.
-----------------------------
Brian A. Marks, Ph.D.
Secretary

                        FlexiInternational Software, Inc,

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION


Brian A. Marks, Ph.D. certifies:

1. That I am the Secretary of FlexiInternational Software, Inc., a Delaware Corporation;

2. That (i) the directors acting in accordance with Section 141 and Section 242 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 30th day of June, 1995; and
      (ii) the shareholders acting in accordance with Sections 228 and 242 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 30th day of June, 1995; the following resolution:

            RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following paragraph be and hereby is inserted in lieu thereof:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 15,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 5,821,428 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), of which 2,840,517 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 2,980,911 shares are hereby designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock")."

3. That written notice of such resolution has been given to all shareholders who have not consented in writing to said resolution.


IN WITNESS WHEREOF, we have hereunder subscribed our names and affixed the seal of the Corporation this 24th day of July, 1995.



/s/ Brian A. Marks, Ph.D.
-------------------------------
Brian A. Marks
Secretary

                        FlexiInternational Software,Inc.

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION


Brian A. Marks, Ph.D. certifies:

1. That he is the Secretary of FlexiInternational Software, Inc., a Delaware Corporation;

2. That (i) the directors acting in accordance with Section 141 and Section 242 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 25th day of October, 1995; and
      (ii) the shareholders acting in accordance with Sections 228 and 242 of the Delaware General Corporation Law and the Corporation's Certificate of Incorporation adopted on the 25th day of October, 1995; the following resolution:

      RESOLVED: That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following paragraph be and hereby is inserted in lieu thereof:

            "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and
            (ii) 7,840,517 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), of which 2,840,517 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 5,000,000 shares are hereby designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock")."

3. That written notice of such resolution has been given to all shareholders who have not consented in writing to said resolution.

IN WITNESS WHEREOF, we have hereunder subscribed our names and affixed the seal of the Corporation this 26th day of October 1995.


/s/ Brian A. Marks, Ph.D.
----------------------------
Brian A. Marks, Ph.D.
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        FLEXIINTERNATIONAL SOFTWARE, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware


      FlexiInternational Software, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

      RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and that the following Article FOURTH be and hereby is inserted in lieu thereof:

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 13,027,874 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of which 2,840,517 shares are hereby designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 5,000,000 shares are hereby designated as Series B Convertible Preferred Stock (the

"Series B Preferred Stock"), and 5,187,357 shares are hereby designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock").

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class or series of capital stock of the Corporation.

A.    COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

      2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available there for as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.


B.    SERIES A, SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK.

      The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be as follows:

      1. Dividends.

            (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends of $.0812 per share per annum, the holders of Series B Preferred

Stock shall be entitled to receive dividends of $.105 per annum, and the holders of Series C Preferred Stock shall be entitled to receive dividends of $.1155 per annum (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. The rights to receive dividends on Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be non-cumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in any prior year.

            (b) The Corporation shall not declare or pay any dividends or other distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall have first received dividends at the respective rates specified in Subsection 1(a) above. After payment of any dividends or distributions to holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as specified in such Subsection 1(a), the Board of Directors of the Corporation may declare and pay dividends or other distributions on the Common Stock from funds legally available therefor; provided, however, that the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive concurrently a dividend or other distribution on each outstanding share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividend or other distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, is then convertible.

            (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

      2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding as follows:

      (i) first, pro rata based on Common Equivalent Shares to the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in the proportion which (x) the number of shares of Series A Preferred Stock then outstanding multiplied by $1.16 bears to (y) the number of shares of Series B Preferred Stock then outstanding multiplied by $1.50 bears to
(z) the number of shares of Series C Preferred Stock then outstanding multiplied by $1.65, until the holders of Series A Preferred Stock have received a total of $1.16 per share plus any dividends declared but unpaid on such shares, the holders of Series B Preferred Stock have received a total of $1.50 per share plus any dividends declared but unpaid on such shares, and the holders of Series C Preferred Stock have received a total of $1.65 per share plus any dividends declared but unpaid on such shares;

      (ii) second, pro rata based on Common Equivalent Shares to the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding, in equal amount per Common Equivalent Share, until the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have received an aggregate of $2.32 per share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, when taking into account both the amount distributed with respect to such share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, pursuant to Section 2(a)(i) above and the amount distributed with respect to such share pursuant to this Section 2(a)(ii);

      (iii) third, pro rata based on Common Equivalent Shares to the holders of Common Stock and Series B Preferred Stock then outstanding, in equal amounts per Common Equivalent Share, until the holders of Series B Preferred Stock have received an aggregate of $3.00 per share of Series B Preferred Stock when taking into account the amount distributed with respect to such share of Series B Preferred Stock pursuant to Section 2(a)(i) above, the amount distributed with respect to such share pursuant to Section 2(a)(ii) above and the amount distributed with respect to such share pursuant to this Section 2(a)(iii);

      (iv) fourth, pro rata based on Common Equivalent Shares to the holders of Common Stock, Series A Preferred Stock and Series C Preferred Stock then outstanding, in equal amounts per Common Equivalent Share, until the holders of Series A Preferred Stock and Series C Preferred Stock have received an aggregate of $3.00 per share of Series A Preferred Stock or Series C Preferred Stock, as the case may be, when taking into account the amount distributed with respect to such share of Series A Preferred Stock or Series C Preferred Stock, as the case may be, pursuant to Section 2(a)(i) above, the amount distributed with respect to such share pursuant to Section 2(a)(ii) above (if any) and the amount distributed with respect to such share pursuant to this Section 2(a)(iv);

      (v) fifth, pro rata based on Common Equivalent Shares to the holders of Common Stock and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding, in equal amounts per Common Equivalent Share, until the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have received an aggregate of $3.30 per share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, when taking into account the amount distributed with respect to such share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, pursuant to Section 2(a)(i) above, the amount distributed with respect to such share pursuant to Section 2(a)(ii) above (if any), the amount distributed with respect to such share pursuant to Section 2(a)(iii) above (if any), the amount distributed with respect to such share pursuant to Section 2(a)(iv) above (if any), and the amount distributed with respect to such share pursuant to this Section 2(a)(v);

      (vi) sixth, pro rata to the holders of Common Stock then outstanding until such holders have received an aggregate of $3.30 per share when taking into account the amount distributed with respect to such share of Common Stock pursuant to Section 2(a)(ii) above, the amount distributed with respect to such share pursuant to Section 2(a)(iii) above, the amount distributed with respect to such share pursuant to Section 2(a)(iv) above, the amount distributed with respect to such share pursuant to Section 2(a)(v) above, and the amount distributed with respect to such share pursuant to this Section 2(a)(vi); and

      (vii) seventh, to the extent of all amounts remaining undistributed, pro rata based on Common Equivalent Shares to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

                  In each case, appropriate adjustment shall be made to reflect any stock dividend, stock split, combination or other similar recapitalization affecting such shares. The term "Common Equivalent Share" shall mean, (i) in the case of Common Stock, the number of shares of Common Stock outstanding, (ii) in the case of Series A Preferred Stock, the number of shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock at the time of the particular distribution, (iii) in the case of Series B Preferred Stock, the number of shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock at the time of the particular distribution, and (iv) in the case of Series C Preferred Stock, the number of shares of Common Stock issuable upon conversion of outstanding Series C Preferred Stock at the time of the particular distribution.

            (b) In the event of any merger or consolidation of the Corporation into or with another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all the assets of the Corporation, if the holders of at least 64% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, all voting together as a single class of Preferred Stock, so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event, then such merger, consolidation or asset sale shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsection 2(a) above. The Corporation shall promptly provide to the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by such holders in order to assist them in determining whether to make such election. If the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock make such an election, the Corporation shall use its best efforts to amend the agreement or plan of merger or consolidation to adjust the rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property to give effect to such election. The amount deemed distributed to the holders of Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation or, in the case of securities, as set forth in Subsection 2(c) below. If no notice of the election permitted by this Subsection (b) is given, the provisions of Subsection 4(i) shall apply.

            (c) Any securities requiring valuation as noted in Subsection 2(b) above shall be valued as follows:

      (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

            (a) If traded on a securities exchange or through Nasdaq-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the closing;

            (b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

            (c) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least 64% of the voting power of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (all voting together as a single class of Preferred Stock).

      (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in
(i)(a), (b) or (c) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least 64% of the voting power of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (all voting together as a single class of Preferred Stock).

      3.    Voting.

            (a) Each holder of outstanding shares of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or elsewhere in the Corporation's Certificate of Incorporation, as amended, or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) Except as provided by law, so long as at least 500,000 shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of 64% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, all voting together as a single class of Preferred
Stock:

      (i) Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

      (ii) Increase the authorized number of shares of Preferred Stock;

      (iii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or voting superior to or on a parity with any such preference or priority of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

      (iv) Merge or consolidate into or with any other corporation or other entity or sell all or substantially all of the Corporation's intellectual property or other assets;

      (v) Effect a reclassification or recapitalization of the outstanding capital stock of the Corporation;

      (vi) Redeem, purchase or otherwise acquire, directly or indirectly, any of the Company's equity securities other than securities issued pursuant to options granted pursuant to an incentive stock option plan of the Corporation; or

      (vii) Fix the size of the Corporation's board of directors at any number other than nine or alter the composition of such board in any manner inconsistent with the provisions of the Stockholders' Voting Agreement dated May 7, 1996 among the Corporation, the holders of its Preferred Stock and certain other parties, as such Agreement may be amended from time to time.

      4. Optional Conversion. The holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock, each share of Series B Preferred Stock and each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) in the case of the Series A Preferred Stock, by dividing $1.16 by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) in the case of the Series B Preferred Stock, by dividing $1.50 by the Series B Conversion Price (as defined below) in effect at the time of conversion, and (iii) in the case of the Series C Preferred Stock, by dividing $1.65 by the Series C Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $1.16, the "Series B Conversion Price" shall initially be $1.50 and the

"Series C Conversion Price" shall initially be $1.65. Each such initial Conversion Price, and the rate at which shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

      In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

            (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

            (c) Mechanics of Conversion.

      (i) In order for a holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock at the office of the transfer agent for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

      (ii) The Corporation shall at all times when the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

      (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

      (iv) All shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange there for and payment of any dividends declared or accrued but unpaid thereon. Any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock accordingly.

      (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (vi) Notwithstanding any other provision hereof, if a conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is to be made in connection with a public offering of Common Stock, the conversion of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may, at the election of the holder of such shares, be conditioned upon the consummation of such public offering in which case such conversion shall not be deemed to be effective until the consummation of such public offering.

            (d) Adjustments to Conversion Price for Diluting Issues:

      (i) Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

            (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in subsection 4(d)(i)(D)(IV) below.

            (B) "Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued.

            (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

            (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                  (I) upon conversion of any Convertible Securities outstanding on the Original Issue Date, or upon exercise of any Options outstanding on the Original Issue Date;

                  (II) as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                  (III) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below; or

                  (IV) to employees or directors of, or consultants to, the Corporation pursuant to a plan adopted by the Board of Directors of the Corporation.

      (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 64% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, all acting together as a single class of Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

      (iii) Issue of Securities Deemed Issue of Additional Shares of Common
Stock.

      If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (C) Upon the expiration or termination of any unexercised Option or any unexercised rights of conversion or exchange under any Convertible Security, the Conversion Price shall be readjusted to eliminate the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or such Convertible Security;

                        (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                        (E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

      In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 4(d) (iii) shall apply.

      (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

      In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

      Notwithstanding the provisions of this Subsection 4(d)(iv), in the event the Corporation makes a Dilutive Issuance (as defined below), the adjustment to the Conversion Price of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock provided for in this Subsection 4(d)(iv) as a result of such Dilutive Issuance shall not be made with respect to shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock held by a person or entity who was given the opportunity to purchase its Pro Rata Portion (as defined below) of such Dilutive Issuance (whether pursuant to a right of first refusal or otherwise), and who failed to purchase its Pro Rata Portion of such Dilutive Issuance. Each such holder shall be deemed to have waived (i) the reduction in the Conversion Price of such holder's shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that would have otherwise resulted pursuant to this Subsection 4(d)(iv) from such Dilutive Issuance, (ii) the right to receive, upon conversion of its Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 4, any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price; and such waiver shall be binding upon any transferee of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by such holder and
(iii) the right to a reduction in the Conversion Price of such holder's shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 4(d)(iv) upon any subsequent Dilutive Issuance. A "Dilutive Issuance" shall mean any issuance of Additional Shares of Common Stock that results (or would result, except for this paragraph) in a reduction in the Conversion Price pursuant to this Subsection 4(d)(iv). A holder's "Pro Rata Portion" of a Dilutive Issuance shall mean the number of Additional Shares of Common Stock issued in such Dilutive Issuance, multiplied by a fraction, the numerator of which is the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock (including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) of the Corporation then held by such holder, and the denominator of which is the aggregate number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock (including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) of the Corporation then outstanding. For purposes of this paragraph, the portion of a Dilutive Issuance purchased by a holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be deemed to include any portion of such Dilutive Issuance purchased by an "affiliate" (as defined in Rule 144 under the Securities Act of 1933, as amended) of such holder.

      All certificates representing shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall have affixed thereto a legend substantially in the following form:

            "The shares represented by this certificate are convertible into shares of common stock at a rate which may vary among different stockholders of the corporation. Information concerning the conversion rate applicable to the shares represented by this certificate may be obtained from the Secretary of the corporation."

      (v) Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

            (A) Cash and Property: Such consideration shall:

                  (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                  (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                  (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (11) above, as determined in good faith by the Board of Directors.

            (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d) (iii), relating to Options and Convertible Securities, shall be determined by dividing

                  (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                  (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

      (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 30 days, then the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall each be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

            (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect immediately before that subdivision shall each be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the Series A Preferred Stock, the Series B Preferred Stock or Series C Preferred Stock, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect immediately before the combination shall each be proportionately increased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series

B Conversion Price and the Series C Conversion Price then in effect shall each be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of
            shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock had been converted into Common Stock on the date of such event.

            (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock had been converted into Common Stock on the date of such event.

            (h) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

            (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by Subsection 2(b)), each share of Series A Preferred Stock, each share of Series B Preferred Stock and each share of Series C Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

            (j) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against impairment.

            (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be.

            (l) Notice of Record Date.  In the event:

      (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

      (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

      (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

      (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

            (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

            (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

      5. Mandatory Conversion.

            (a) Upon the closing of the Corporation's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price of not less than $3.30 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and resulting in at least $10,000,000 of gross proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and all provisions included under the caption "Series A, Series B and Series C Convertible Preferred Stock", and all references to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, shall be deleted and of no further force or effect.

            (b) All holders of record of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of

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
all such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to this Section 5. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (c) All certificates evidencing shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock accordingly.

      6. Mandatory Redemption.


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
            (a) Irrespective of the provisions of Section 5, the Corporation shall, subject to the conditions set forth in Subsection 6(b) below, on May 7, 2001 and on the 7th day of each August, November, February and May thereafter until all amounts payable under this Section 6 have been paid in full (each such date being referred to hereinafter as a "Mandatory Redemption Date"), redeem from each holder of shares of Series A Preferred Stock, at a price equal to $1.16 per share, from each holder of Series B Preferred Stock, at a price equal to $1.50 per share, and from each holder of Series C Preferred Stock, at a price equal to $1.65 per share, plus in each case any dividends declared but unpaid thereon, and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the following respective portions of the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by such holder on the applicable Mandatory Redemption Date:



                                   Portion of Shares of Preferred
    Mandatory Redemption Date            Stock To Be Redeemed

           May 7, 2001                           12.5%
         August 7, 2001                         14.29%
        November 7, 2001                        16.67%
        February 7, 2002                         20.0%
           May 7, 2002                           25.0%
         August 7, 2002                          33.3%
        November 7, 2002                         50.0%
        February 7, 2003          All outstanding shares of Series A,
                                        B and C Preferred Stock

            Notwithstanding the foregoing, no redemption shall be required with respect to any series of Preferred Stock if the holders of more than 64% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (all acting together as a single class of Preferred Stock) waive such redemption obligation.

            (b) The Corporation shall not, during any fiscal year, be required to pay more than 50% of its consolidated net cash flow, for the immediately preceding fiscal year to redeem shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to Subsection 6(a) above. If the Corporation cannot by application of this Subsection (b) redeem all of the shares subject to mandatory redemption on a particular Mandatory Redemption Date, it shall redeem the maximum possible number of whole shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which would be redeemed on such date if the Corporation were not prevented by this Subsection 6(b) from redeeming any shares. Notwithstanding the foregoing, the Corporation shall, subject to Subsection 6(c) below, be obligated to redeem 100% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on May 7, 2006.

            (c) If the funds of the Corporation legally available for redemption of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such funds will be used, at the next succeeding Mandatory Redemption Date, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence; provided, however, that, if less than all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were redeemed on the last Mandatory Redemption Date specified in Section 6(a) above, then all such shares not so redeemed shall, subject to Section 6(b) above, be redeemed by the Corporation promptly after funds become legally available therefor.

            (d) The Corporation shall provide notice of any redemption of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 6 specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock owned by such holder is then to be redeemed, the notice will also specify the number of shares which are to be redeemed. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock specified therein (other than such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as are duly converted pursuant to Section 4 prior to the close of business on the fifth full day preceding the Mandatory Redemption
Date). In case less than all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this Section 6, a new certificate will be issued representing the unredeemed Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock without cost to the holder thereof.

            (e) Unless there shall have been a default in payment of the Mandatory Redemption Price, no share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to any dividends declared after its Mandatory Redemption Date, and on such Mandatory Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

            (f) Any Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock accordingly.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman and attested by its Secretary this 7th day of May, 1996.

                                    FLEXIINTERNATIONAL SOFTWARE, INC.



                                    By:  /s/ Stefan R. Bothe
                                         ----------------------------------
                                                      Chairman

ATTEST:


/s/ Brian A. Marks, Ph.D.
--------------------------------
        Secretary


[Corporate Seal]